UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 8, 2015

T3 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55285	47-1738120
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2807 Brahman Dr.
Manvel, TX 77578
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

832-266-2677
(ISSUER TELEPHONE NUMBER)

WBK 1 INC.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 8, 2015, the board of directors (the "Board") of T3 Holdings, Inc. (the “Company”) dismissed M&K CPAs, PLLC (“M&K”) as the independent registered public accounting firm for the Company, effective immediately.

Other than an explanatory paragraph included in audit report of M&K for the Company's fiscal year ended August 31, 2014, relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of M&K on the Company's financial statements for the fiscal year ended August 31, 2014, and through May 8, 2015, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2014 fiscal year and through the date of this Current Report on Form 8-K, (1) there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Additionally, on May 8, 2015, upon approval of the Company’s Board of Directors, the Company engaged Briggs & Veselka Co. (“B&V”), as the Company's independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal year ended August 31, 2014, through May 8, 2015, neither the Company nor anyone acting on its behalf consulted with B&V regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by B&V on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with M&K or a reportable event with respect to M&K; (iii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that B&V concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document

16.1	Letter from M&K CPAs, PLLC, dated May 13, 2015, to the Securities and Exchange Commission.

T3 HOLDINGS, INC.

By:           /s/ Toan T. Tran
Toan T. Tran
Board of Directors CEO, President and Secretary.

Dated: May 8, 2015